UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 26, 2020

Rego Payment Architectures, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53944	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

325 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania	19422
(Address of Principal Executive Offices)	(Zip Code)

(267) 465-7530
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

On March 26, 2020, Rego Payment Architectures, Inc. (the “Company”) determined that it will be unable to meet the March 30, 2020 deadline to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”) with the Securities and Exchange Commission, due to circumstances related to the COVID-19 pandemic.

The Company is relying on the following order issued by the Securities and Exchange Commission:

SECURITIES EXCHANGE ACT OF 1934 Release No. 34-88318 / March 4, 2020 ORDER UNDER SECTION 36 OF THE SECURITIES EXCHANGE ACT OF 1934 GRANTING EXEMPTIONS FROM SPECIFIED PROVISIONS OF THE EXCHANGE ACT AND CERTAIN RULES THEREUNDER

The Company’s inability to meet the filing requirement is a result of limited access to facilities, support staff and professional advisors resulting from Pennsylvania Governor Wolf’s “Stay at Home” order that includes Chester and Montgomery Counties where the Company’s corporate office and financial personnel reside and similar orders in other jurisdictions.

The Company estimates that it will be able to file the Form 10-K not later than April 30, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020

REGO PAYMENT ARCHITECTURES, INC.

By:	/s/ Scott A. McPherson
Name: Scott A. McPherson
Title: Chief Financial Officer

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